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                                                                       EXHIBIT 5

The Board of Directors                                          February 7, 2002
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015

Re:  FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

I am the General Counsel of Baxter International Inc., a Delaware corporation ("Baxter"), and in that capacity, I am familiar with the Form S-3 Registration Statement of Baxter (the "Registration Statement"), relating to the proposed sale from time to time by certain securityholders of up to $1,000,000,000 aggregate principal amount of its debt securities (the "Securities").

In order to render the opinions set forth below, I have examined, among other things, a copy of the Articles of Incorporation and Bylaws of Baxter, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Securities, a copy of the Indenture dated February __, 2002 (the "Indenture") between Baxter and Bank One Trust Company, N.A., as Trustee, and the forms of certain other agreements entered into by Baxter, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. Capitalized terms used by not defined herein are used as defined in the Registration Statement.

Based upon such examination, it is my opinion that upon authorization by the board of directors of Baxter of issuances and sales of the Debt Securities as described in the registration statement and supplements to the prospectus in the registration statement, the Debt Securities will be, when issued, valid and legally binding obligations of Baxter, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and subject to general equity principles.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Validity of Securities" in the Prospectus constituting part of the Registration Statement, and to the filing of this opinion as an exhibit thereto. In so doing, I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,


Thomas J. Sabatino, Jr.
General Counsel